UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

CHINA YINGXIA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-30790	65-0664961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

HARBIN YINGXIA INDUSTRIAL CO., LTD, NO.300, XIDAZHI STREET NANGANG, HARBIN HEILONGJIANG	150001
(Address of principal executive offices)	(Zip Code)

c/o American Union Securities 100 Wall Street 15th Floor New York, NY	10005
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 232-0120

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 9, 2008, the Board of Directors of China Yingxia International, Inc. (the “Company”) approved a stock repurchase program. The program authorizes the Company to repurchase up to $2  million of its outstanding common stock through September 30, 2009, in compliance with the rules and regulations of the U.S. Securities and Exchange Commission. The final number of shares repurchased and the timing of the purchases will depend on market conditions, share price, applicable legal requirements, and other factors deemed appropriate by the Board of Directors. The repurchase program may be discontinued or expanded by the Board of Directors in the future.

The press release announcing the approval of the repurchase program is furnished as Exhibit 99.1 and is incorporated by reference.

The information in this Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YINGXIA INTERNATIONAL, INC.

October 9, 2008	By:	/s/ Yingxia Jiao
Yingxia Jiao
President, Chief Executive Officer

3